SCHEDULE 14A INFORMATION

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Cepheid
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Cepheid
904 Caribbean Drive
Sunnyvale, CA 94089
(408) 541-4191

April 29, 2002

To Our Shareholders:

I am pleased to invite you to attend the Annual Meeting of shareholders of Cepheid to be held at Cepheid's principal executive offices, 904 Caribbean Drive, Sunnyvale, California, 94089, on Tuesday May 28, 2002, at 1:00 p.m. local time.

The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual Meeting of Shareholders and Proxy Statement.

The Board of Directors appreciates and encourages shareholder participation in the Company's affairs and invites you to attend the meeting in person. It is important, however, that your shares be represented at the annual meeting in any event and for that reason we ask that whether or not you expect to attend the meeting, you take a moment to complete, date, sign and return the accompanying proxy in the enclosed postage-paid envelope. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting and to vote your shares in person.

We thank you for your support and look forward to seeing you at the meeting.

Sincerely,

/s/ Thomas L. Gutshall

Thomas L. Gutshall
Chairman of the Board

Sunnyvale, California
April 29, 2002

CEPHEID
904 Caribbean Drive
Sunnyvale, California 94089

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 28, 2002

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of Cepheid, a California corporation (the "Company"), will be held at Cepheid's principal executive offices, 904 Caribbean Drive, Sunnyvale, California 94089, on Tuesday, May 28, 2002, at 1:00 p.m. local time for the following purposes:

1. To elect three (3) Class III directors of the Company to serve on the Board of Directors for a three-year term or until their successors have been duly elected and qualified. The Company's Board of Directors intends to present the following nominees for election as Class III directors:

Thomas L. Gutshall Robert J. Easton Hollings C. Renton

2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 5, 2002, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Sarah A. O'Dowd

Sarah A. O'Dowd
Secretary

Sunnyvale, California
April 29, 2002

CEPHEID

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

CEPHEID
904 Caribbean Drive
Sunnyvale, CA 94089 904 Caribbean Drive

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 28, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Cepheid, a California corporation (the "Company" or "Cepheid"), for use at the annual meeting of shareholders of the Company to be held on May 28, 2002 at 1:00 p.m. local time, or at any adjournment or postponement of the meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting. The annual meeting will be held at Cepheid's principal executive offices, 904 Caribbean Drive, Sunnyvale, California 94089. The Company's telephone number is (408) 541-4191.

These proxy solicitation materials, together with the Company's 2001 Annual Report, are being mailed on or about April 29, 2002 to all shareholders of record on April 5, 2002.

Record Date

Shareholders of record at the close of business on April 5, 2002 (the "Record Date") are entitled to notice of, and to vote at, the meeting. At the Record Date, approximately 26,660,478 shares of the Company's Common Stock were issued and outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked, or by attending the meeting and voting in person. Attending the meeting will not, by itself, revoke the proxy.

Voting and Solicitation

Holders of the Company's Common Stock are entitled to one vote for each share held as of the Record Date. In order to constitute a quorum for conduct of business at the Annual Meeting, a majority of shares of Common Stock outstanding on the Record Date must be represented at the annual meeting.

Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile or other method. No additional compensation will be paid for such services, but the Company may reimburse directors, officers and employees for reasonable out- of-pocket expenses in connection with such solicitation. Costs of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to the shareholders, will be borne by the Company. The Company may reimburse the reasonable charges and expenses of brokerage houses, custodians, nominees, fiduciaries or others for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of Common Stock.

Quorum, Abstentions, and Broker Non-Votes

The Company's Bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Broker non-votes and abstentions will be counted in determining whether a quorum is present at the Annual Meeting. However, abstentions are counted as votes against a proposal for purposes of determining whether or not a proposal has been approved, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Pursuant to the Company's Amended and Restated Articles of Incorporation, the Company's Board of Directors (the "Board") is divided into three classes - Class I, II and III directors. Each director is elected for a three-year term of office, with one class of directors being elected at each annual meeting of shareholders. Each director holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Each nominee listed below is currently a director of the Company. The size of the Board is presently set at eight members. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. If signed and returned, shares represented by the accompanying proxy will be voted for the election of the three nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. Each person nominated for election has agreed to serve if elected and the Company has no reason to believe that any nominee will be unable to serve.

Directors/Nominees

The information below sets forth the current members of the Board, including the nominees for Class III Directors:
Name of Director	Age	Class	Position With the Company	Director Since
John L. Bishop	57	I	Chief Executive Officer and Director	2002
Gerald S. Casilli (1)	62	II	Director	1997
Robert J. Easton (1)	57	III	Director	2002
Thomas L. Gutshall	64	III	Chairman of the Board	1996
Cristina H. Kepner (1)	55	II	Director	1998
Dean O. Morton (2) (3)	70	I	Director	1997
Kurt Petersen, Ph.D.	54	I	President, Chief Operating Officer and Director	1996
Hollings C. Renton (2) (3)	55	III	Director	2000

_______________

  Current member of the Audit Committee.
  Current member of the Compensation Committee.
  Current member of the Nominating Committee.

John L Bishop. Mr. Bishop joined us as Chief Executive Officer and as a director in April 2002. Mr. Bishop served as President and as a director of Vysis, Inc. from 1993 to 2002 and as Chief Executive Officer from 1996 to 2002. From 1991 until November 1993, Mr. Bishop was Chairman and Chief Executive Officer of MicroProbe Corporation and, from 1987 until 1991, of Source Scientific Systems. From 1984 until 1986, Mr. Bishop was President and Chief Operating Officer of Gen-Probe, Inc. From 1968 until 1984, Mr. Bishop held various management positions with American Hospital Supply Company and its affiliates, including a three-year assignment in Japan as an Executive Vice President and Chief Executive Officer of International Reagents Corp., a joint venture between American Hospital Supply Company and Green Cross Corporation.

Gerald S. Casilli. Mr. Casilli joined us as a director in April 1997. Mr. Casilli has served as Chairman of the Board of IKOS Systems, Inc. since 1989 and as Chief Executive Officer from 1989 to 1995. From 1986 to 1989, he was a general partner at Trinity Ventures, Ltd., a venture capital firm. Mr. Casilli was a general partner of Genesis Capital, a venture capital firm from 1982 to 1990. In 1973, Mr. Casilli founded Millennium Systems, a manufacturer of microprocessor development systems, and served as its President and Chief Executive Officer until 1982. Mr. Casilli currently serves as a director of Evans & Sutherland Computer Corporation.

Robert J. Easton. Mr. Easton joined us as a director in January 2002. Mr. Easton is a co-founder of Easton Associates LLC and has served as their Chairman since May 2000. Prior to co-founding Easton Associates, Mr. Easton was a founder and Managing Director of The Wilkerson Group. In addition to his experience in management consulting, Mr. Easton has 12 years of managerial experience in a variety of positions in sales, marketing, planning, engineering, and operations with the industrial gas and medical products divisions of Union Carbide and Union Carbide Europe. He is currently on the boards of CollaGenex Pharmaceuticals and eXegenics, Inc., plus two private medical companies.

Thomas L. Gutshall. Mr. Gutshall is a co-founder and has served us as Chairman of the Board and Chief Executive Officer since August 1996. From January 1995 to August 1996, he was President and Chief Operating Officer of CV Therapeutics. From 1989 to 1994, he was Executive Vice President at Syntex Corporation and a member of the Pharmaceutical Executive Committee. His responsibilities while at Syntex included managing Syva Company, Syntex Agribusiness, Pharmaceutical and Chemical Operations and Services, Syntex Pharmaceutical Intl. Ltd. and Environmental Health and Safety. He is also a member of the board of directors of Metrika Corp. and CV Therapeutics.

Cristina H. Kepner. Ms. Kepner joined us as a director in May 1998. She is advisor to the President of Invemed Associates, LLC, an investment banking firm. She has been with Invemed since 1978, where she served as Executive Vice President and Corporate Finance Director until December 31, 2000. Ms. Kepner was on the board of directors at Invemed and EVP. She is currently on the boards of ViroLogic, Inc. and Quipp, Inc.

Dean O. Morton. Mr. Morton joined us as a director in July 1997. He was Executive Vice President, Chief Operating Officer and a director of Hewlett-Packard Company. He is currently a member of the board of directors of Cepheid, BEA Systems, Inc., The Clorox Company, KLA- Tencor Corporation, and Pharsight Corporation. He is a trustee of the State Street Research group of mutual funds and a director of the Metropolitan Series Fund, Inc. and State Street Research Portfolios, Inc. He serves on the Board of Monterey Bay Aquarium Research Institute and the Board of Kaiser Foundation Health Plan and Hospitals. He is a trustee of the David and Lucile Packard Foundation and Chairman of The Center for Excellence in Non Profits.

Kurt Petersen, Ph.D. Dr. Petersen is a co-founder and has served us as President, Chief Operating Officer and Director since August 1996. From January 1996 through July 1996, Dr. Petersen worked as a private consultant. From 1985 to 1995, he served as Vice President, Technology for Lucas NovaSensor. While at Lucas NovaSensor, he was responsible for commercializing many innovative micromachined devices and fundamental fabrication processes. He holds over 20 patents and has authored over 80 technical papers and presentations. Dr. Petersen is a Fellow of the IEEE and a member of the National Academy of Engineering.

Hollings C. Renton. Mr. Renton joined us as a director in March 2000. Since 1993, he has served as the President and Chief Executive Officer and a director of Onyx Pharmaceuticals, Inc. From 1991 to 1993, he served as President and Chief Operating Officer of Chiron Corporation following their acquisition of Cetus Corporation. Prior to the acquisition, he served as President of Cetus from 1990 to 1991 and as Chief Operating Officer of Cetus from 1987 to 1990.

Required Vote

The three nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them will be elected as directors.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
EACH OF THE NOMINATED DIRECTORS

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

The Board currently consists of eight members. The Board met seven times, including one telephone conference meeting, during 2001. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which he or she served (during the period that he or she served).

Standing committees of the Board include an Audit Committee, a Compensation Committee and a Nominating Committee.

Gerald S. Casilli, Cristina H. Kepner and Robert J. Easton are the current members of the Company's Audit Committee. The Audit Committee met four times in 2001. The Audit Committee was formed in 2000 and makes recommendations to the Board regarding the selection of independent auditors, reviews the scope of audit and other services by our independent auditors, reviews the accounting principles and auditing practices and procedures to be used for our financial statements and reviews the results of those audits.

Dean O. Morton and Hollings C. Renton are the current members of the Company's Compensation Committee. The Compensation Committee met three times during 2001. The Compensation Committee was formed in 1998 and is responsible for reviewing the compensation and benefits for Cepheid's executive officers, as well as supervising and making recommendations to the Board on compensation matters generally.

Dean O. Morton and Hollings C. Renton are the current members of the Company's Nominating Committee. The Nominating Committee was formed in November 2001 and did not meet in 2001. The Nominating Committee considers and recommends to the Board candidates to serve as members of the Board. The Committee considers the recommendation of Board members and members of management. In addition, the Committee considers such factors as experience and subject matter expertise in making its recommendations.

DIRECTOR COMPENSATION

We reimburse our non-employee directors for expenses incurred in connection with attending board and committee meetings but do not compensate them for their services as board or committee members. We have in the past granted non- employee directors options to purchase our Common Stock pursuant to the terms of our stock plans, and our board continues to have the discretion to grant options to new non-employee directors. Our new non-employee directors each receive nondiscretionary, automatic grants of options to purchase 15,000 shares of our Common Stock upon joining the board of directors, and our continuing non- employee directors each receive nondiscretionary, automatic grants of options to purchase 5,000 shares of our Common Stock each year after the annual meeting of shareholders pursuant to the 2000 Non-Employee Director's Stock Option Plan (the "2000 Plan"). In July 2001, each director with the exception of Mr. Easton received a nondiscretionary, automatic grant of options to purchase 5,000 shares of our Common Stock pursuant to the 2000 Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of our Compensation Committee was at any time during 2001, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company's Common Stock as of April 15 2002 by: each person who is known by the Company to beneficially own more than 5% of the Common Stock; each of the named executive officers and each director; and all executive officers and directors as a group.

Percentage of ownership is based on 26,660,478 shares of Common Stock outstanding as of April 15, 2002. Beneficial ownership is calculated based on Securities and Exchange Commission requirements. All shares of the Common Stock subject to options currently exercisable or exercisable within 60 days after April 15, 2002 are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person. Unless otherwise indicated below, each shareholder named in the table has sole or shared voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. Unless otherwise indicated in the table, the address of each individual listed in the table is Cepheid, 904 Caribbean Drive, Sunnyvale, California 94089.
Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

DIRECTORS AND NAMED EXECUTIVE OFFICERS
John L. Bishop (1)	750,000	2.8%
Gerald S. Casilli (2)	402,268	1.5%
Robert J. Easton (3)	15,000	*
Thomas L. Gutshall (4)	1,196,333	4.5%
Cristina H. Kepner (5)	118,232	*
Dean O. Morton (6)	153,000	*
Kurt Petersen, Ph.D. (7)	859,257	3.2%
Hollings C. Renton (8)	53,000	*
Catherine A. Smith (9)	303,501	1.1%
All executive officers and directors as a group of 9 persons	3,085,591	14.4%
FIVE PERCENT SHAREHOLDERS None

_____________________

* Less than one percent.

(1) Includes an immediately exercisable option to purchase 750,000 shares. As of April 15, 2002, we have the right to repurchase 750,000 of the shares issuable upon exercise of these options.

(2)Includes an immediately exercisable option to purchase 5,000 shares. As of April 15, 2002, we have the right to repurchase 1,667 of the shares issuable upon exercise of this option if Mr. Casilli ceases to be one of our directors. Mr. Casilli's business address is c/o IKOS, 79 Great Oaks Blvd., San Jose, CA 95119.

(3)Includes an immediately exercisable option to purchase 15,000 shares. As of April 15, 2002, we have the right to repurchase 15,000 of the shares issuable upon exercise of this option if Mr. Easton ceases to be one of our directors. Mr. Easton's business address is 555th Fifth Ave., 7th Floor, New York, NY 10017.

(4) Includes immediately exercisable options to purchase 180,000 shares. As of April 15, 2002, we have the right to repurchase 64,168 of the shares issuable upon exercise of these options.

(5) Includes a warrant to purchase 6,232 shares of Common Stock. Also includes an immediately exercisable option to purchase 53,000 shares. As of April 15, 2002, we have the right to repurchase 29,668 of the shares issuable upon exercise of this option if Ms. Kepner ceases to be one of our directors. Ms. Kepner's business address is 400 Old Montauk Highway, Eastport, New York 11941.

(6)Includes 77,500 shares held of record by MDLC Partners, a California Limited Partnership, of which Mr. Morton is the general partner. Mr. Morton has an immediately exercisable option to purchase 5,000 shares. As of April 15, 2002, we have the right to repurchase 1,667 of the shares issuable upon exercise of this option if Mr. Morton ceases to be one of our directors. Mr. Morton's business address is c/o Hewlett-Packard Corporation, 3200 Hillview Avenue, Palo Alto, CA 94304.

(7) Includes immediately exercisable options to purchase 130,000 shares. As of April 15, 2002, we have the right to repurchase 89,168 of the shares issuable upon exercise of these options.

(8) Consists of an immediately exercisable option to purchase 53,000 shares. As of April 15, 2002, we have the right to repurchase 25,667 of the shares issuable upon exercise of this option if Mr. Renton ceases to be one of our directors. Mr. Renton's business address is c/o Onyx Pharmaceuticals, Inc., 3031 Research Drive, Richmond, CA 94806.

(9) Includes immediately exercisable options to purchase 36,600 shares. As of April 15, 2002, we have the right to repurchase 40,059 of the shares of Common Stock owned by Ms. Smith if she ceases to be an employee or consultant for us. Does not include 9,000 shares held in an irrevocable trust by Ms. Smith's children, of which Ms. Smith disclaims beneficial ownership.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid by Cepheid during 1999, 2000 and 2001 to the Chief Executive Officer, to the Company's four other most highly compensated executive officers and certain other executive officers included pursuant to the rules and regulations of the Securities and Exchange Commission (the "Named Executive Officers").
		Annual Compensation			Long Term Compensation Awards
Name and Position	Year	Salary	Bonus	Other Annual Compensation	Number of Securities Underlying Options	All Other Compensation($)(1)

Thomas L. Gutshall.......	2001	$259,898	--	--	--	$1,663
Chairman of the Board and	2000	$233,100	--	--	--	$1,465
Chief Executive Officer	1999	$167,500	--	--	--	$1,685

Kurt Petersen, Ph.D.......	2001	$228,466	--	--	--	$497
President and Chief	2000	$197,213	--	--	--	$414
Operating Officer	1999	$166,209	--	--	--	$691
Catherine A. Smith........	2001	$175,142	--	--	--	$238
Vice President, Finance and	2000	$165,592	--	--	--	$142
Chief Financial Officer	1999	$140,000	--	--	--	$184

(1) Value of employee life insurance in excess of $50,000.

Stock Options Granted in the Fiscal Year Ended December 31, 2001

The following table sets forth information with respect to stock options granted during the fiscal year ended December 31, 2001 to each of the Named Executive Officers. All options were granted under Cepheid's 1997 Stock Option Plan (as amended). The following options are immediately exercisable in full at the date of grant, but shares purchased on exercise of unvested options are subject to a repurchase right in favor of the Company that entitles the Company to repurchase unvested shares at their original exercise price on termination of the employee's services with the Company. The repurchase right lapses ratably over a period of twelve months, thirty-six months or forty-eight months. Under certain circumstances the vesting of options, and consequently the lapse of the repurchase right, may be accelerated.

The percentage of options granted is based on an aggregate of 1,512,150 options granted by Cepheid during the fiscal year ended December 31, 2001 to Cepheid's employees, including the Named Executive Officers. The potential realizable value amounts in the last two columns of the following chart represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% annual rates of stock price appreciation from the date of grant to the end of the option term are provided in accordance with rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holder's continued employment through the vesting period.

	Individual Grants
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms
					5%	10%
Thomas L. Gutshall.	5,000	0.3%	$2.82	7/24/2011	$8,868	$22,472
	75,000	5.0%	$2.32	9/25/2011	$109,428	$277,311
Kurt Petersen, Ph.D...	5,000	0.3%	$2.82	7/24/2011	$8,868	$22,472
	75,000	5.0%	$2.32	9/25/2011	$109,428	$277,311
Catherine A. Smith.	12,600	0.8%	$2.32	9/25/2011	$10,460	$26,507
	24,000	1.6%	$3.90	11/27/2011	$58,865	$149,174

Aggregated Option Exercises in Fiscal Year 2001 and Fiscal-Year End Option Values

The following table sets forth certain information regarding exercised stock options during the fiscal year ended December 31, 2001 and unexercised options held as of December 31, 2001 by each of the Named Executive Officers. The Company granted all options under the 1997 Stock Option Plan (as amended). These options are immediately exercisable in full at the date of grant, but shares purchased on exercise of unvested options are subject to a repurchase right in favor of the Company that entitles the Company to repurchase unvested shares at their original exercise price on termination of the employee's services with the Company. The repurchase right lapses ratably over a period of twelve months, thirty-six months or forty-eight months. Under certain circumstances the vesting of options, and consequently the lapse of the repurchase right, may be accelerated. The value realized is based on the fair market value of the underlying securities as of the date of exercise, minus the per share exercise price, multiplied by the number of shares underlying the option. The value of unexercised in-the-money options are based on a value of $4.20 per share, the last reported sale price of the Company's Common Stock on the Nasdaq National Market on December 31, 2001, minus the per share exercise price, multiplied by the number of shares underlying the option.

	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-The Money Options at Fiscal Year-End(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Thomas L. Gutshall...	--	--	180,000	--	$497,900	--
Kurt Petersen, Ph.D...	--	--	130,000	--	$362,900	--
Catherine A. Smith....	--	--	36,600	--	$30,888	--

_____________________

  These values have been calculated on the basis of the fair market value of our Common Stock on December 31, 2001, $4.20, less the applicable exercise price per share, multiplied by the number of shares underlying the options.

COMPENSATION AND OTHER TRANSACTIONS WITH OFFICERS AND DIRECTORS

For information concerning compensation and severance agreements and other transactions between the Company and certain executive officers and directors, see "Executive Compensation," "Director Compensation," "Related Party Transactions" and "Compensation Committee Interlocks and Insider Participation Interlocks".

AUDIT COMMITTEE REPORT

Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to monitor the integrity of the financial statements of the company, oversee the independence of the company's independent auditor, and recommend to the Board the selection of the independent auditor responsible for making recommendations to the Board regarding the selection of independent accountants. Each of the members of the Audit Committee meets the independence requirements of NASDAQ.

Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility to monitor and oversee these processes.

In this context and in connection with the audited financial statements contained in the Company's Annual Report on Form 10-K, the Audit Committee:

    reviewed and discussed the audited financial statements with the Company's management;

    discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications which includes, among other things:

    methods used to account for significant unusual transactions;

    the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

    the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and

    disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

    reviewed the written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and concluded that the nonaudit service performed by Ernst & Young LLP are compatible with maintaining their independence;

    based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company's 2001 Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission; and

    instructed the independent auditor that the Committee expects to be advised if there are any subjects that require special attention.

AUDIT COMMITTEE
Gerald S. Casilli
Robert J. Easton

Cristina H. Kepner

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

Ernst & Young LLP has been the independent accounting firm that audits the financial statements of the Company since its inception. In accordance with standing policy, Ernst & Young LLP periodically changes the personnel who work on the audit.

In addition to performing the audit of the Company's consolidated financial statements, Ernst & Young LLP provided various other services during 2001. The aggregate fees billed for 2001 for each of the following categories of services are set forth below:

Audit and review of the Company's 2001 financial statements............	$ 151,000
Audit related................	$ 22,000
All other services..............	$ 10,000

Ernst & Young LLP did not provide any services related to financial information systems design and implementation during 2001.

"All other services" includes (i) tax planning and the preparation of tax returns of the Company, (ii) acquisitions and due diligence reviews and integration services, and (iii) evaluating the effects of various accounting issues and changes in professional standards.

The Audit Committee reviews summaries of the services provided by Ernst & Young LLP and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors was formed in 1998 and is responsible for reviewing the compensation and benefits for Cepheid's executive officers, as well as supervising and making recommendations to the Board on compensation matters generally. The Compensation Committee also administers Cepheid's stock option plans and makes grants to executive officers under the 1997 Stock Option Plan (as amended). Prior to 1998, compensation decisions and grants of stock options were made by the Board. The current members of the Compensation Committee are Dean O. Morton and Hollings C. Renton, each of whom is a non-employee director within the meaning of Section 16 of the Exchange Act, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code.

Compensation Philosophy

The Compensation Committee's compensation philosophy is to provide cash and equity incentives to Cepheid's executive officers and other employees to:

    attract, retain and motivate highly qualified executive officers and employees who contribute to the long-term success of Cepheid;

    align the compensation of executive officers with business objectives and performance; and

    align incentives for executive officers with the interests of shareholders in maximizing value.

Elements of Compensation

During 2001, the compensation for executive officers was based on two elements:  Base Compensation and Long-Term Incentive Compensation.

Base Compensation for executives as well as other employees, is determined on the basis of the level of responsibility, expertise and experience of the executive officer, taking into account competitive conditions in the industry. The compensation of the executive officers is reviewed annually by the committee and increased on the basis of competitive conditions, performance, and Cepheid's financial results for the previous year.

Long-Term Incentive Compensation is provided through grants of stock options pursuant to Cepheid's 1997 Stock Option Plan (as amended). Ownership of Cepheid's Common Stock is a key element of executive compensation and is intended to provide additional incentives to the executive officers to maximize shareholder value. Executive officers and other employees of Cepheid are eligible to participate in the 1997 Stock Option Plan (as amended). The 1997 Stock Option Plan (as amended) permits the Board of Directors or the Compensation Committee to grant stock options to employees on such terms as the Board or the Compensation Committee may determine. In determining the size of a stock option grant to a new executive officer or other employee, the committee takes into account equity participation by comparable employees within the Company, external competitive circumstances and other relevant factors. Additional options may be granted to current executive officers and employees to reward exceptional performance or to provide additional unvested equity incentives. These options are subject to four-year vesting and thus require the employee's continuing service to the Company. The Compensation Committee believes that such stock plans align the interests of the employees with the long-term interests of the stockholders.

Executive Compensation

Base Salary. Salaries for executive officers for 2001 were generally determined on an individual basis by the Board of Directors at the time of hire and were set at the mid-range of the market for comparable biotechnology businesses.

Stock Options. Executive officers are eligible to receive annual performance-based equity compensation in the form of stock options. The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of executives with the long-term interests of the Company's shareholders and encourages executives to remain employed by the Company. Since 2001, the Company has issued stock options to executives pursuant to the 1997 Stock Option Plan (as amended). Grants are awarded based on a number of factors, including the Company's achievement of specific milestones, the individual's level of responsibility, the amount and term of options already held by the individual, the individual's contributions to the achievement of Cepheid's financial and strategic objectives, and industry practices and norms.

Chief Executive Officer Compensation

The Chief Executive Officer's base salary for 2001 was $260,000 and he received a stock option to purchase 80,000 shares of the Company's Common Stock. For 2001, the Chief Executive Officer's compensation was based on the factors described above for all executive officers. For 2002, the Compensation Committee will evaluate the compensation, of the Chief Executive Officer consistent with the factors described above for all executive officers.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. However, performance-based compensation that has been approved by shareholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the Board committee that establishes such goals consists only of "outside directors." Additionally, stock options will qualify for the performance-based exception where, among other requirements, the exercise price of the option is not less than the fair market value of the stock on the date of grant, and the plan includes a per-executive limitation on the number of shares for which options may be granted during a specified period. All members of the Compensation Committee qualify as outside directors. The 1997 Stock Option Plan (as amended) has been approved by the Company's shareholders in order that grants made thereunder will meet the Section 162(m) requirements for "performance based" compensation and be exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1 million limit. The Compensation Committee's present intention is to grant future compensation that does not exceed the limitations of Section 162(m), although the Compensation Committee reserves the right to award compensation that does not comply with these limits on a case-by- case basis.

COMPENSATION COMMITTEE
Dean O. Morton
Hollings C. Renton

COMPANY STOCK PRICE PERFORMANCE

The following graph shows the total shareholder return of an investment of $100 in cash on June 21, 2000, the date the Company's Common Stock began to trade on the Nasdaq National Market, through December 31, 2001, the last date of trading of fiscal 2001 for (i) the Company's Common Stock, (ii) the NASDAQ Stock Market (U.S.) Index, and (iii) the NASDAQ Biotechnology Index. All values assume reinvestment of the full amount of all dividends.

Total Return Analysis	6/21/00	12/29/00	12/31/01
Cepheid	$100.00	$93.75	$46.67
Nasdaq Biotechnology	$100.00	$86.72	$72.66
Nasdaq Composite	$100.00	$60.79	$47.99

This section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

RELATED PARTY TRANSACTIONS

In connection with the sale of Series B preferred stock in April 1998, Invemed Associates acted as our agent and received a warrant to purchase 233,248 shares of our Common Stock at $2.58 per share, which was transferred to Invemed Fund L.P. (the "Invemed Warrant.") Additionally, Cristina H. Kepner, advisor to the President of Invemed Associates, LLC and a director of Cepheid received a warrant to purchase 6,232 shares of our Common Stock at $2.58 per share. The Invemed Warrant was exercised during 2001 in exchange for 147,000 shares of common stock.

We have entered into indemnification agreements with our directors and executive officers for the indemnification of and advancement of expenses to these persons to the fullest extent permitted by law. We also intend to enter into these agreements with our future directors and executive officers.

We believe that all transactions between us and our officers, directors, principal shareholders and other affiliates have been and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2001. Ernst & Young LLP has audited the Company's financial statements since its inception. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Required Vote

The affirmative vote of the holders of a majority of the shares of the Company's Common Stock voting in person or by proxy on this proposal at the Annual Meeting is required to ratify the appointment of the independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

SHAREHOLDER PROPOSALS

The deadline for submitting a shareholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2003 annual meeting of shareholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 16, 2002. Submissions must be received by the Company at the Company's principal executive office. Any submissions not received in this manner will not be considered. Shareholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so in accordance with our Bylaws. Shareholders also are advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market. Such persons are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were met during the Company's most recent fiscal year.

ADDITIONAL INFORMATION

The Company's Annual Report for the fiscal year ended December 31, 2001 is being mailed with this Proxy Statement to shareholders of the Company.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the meeting, and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the Notice of the Annual Meeting of Shareholders. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

PROXY

CEPHEID

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

April 29, 2002

The undersigned shareholder of Cepheid (the "Company") hereby appoints Kurt Petersen and Catherine A. Smith, and each of them with full power of substitution to each, the true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all of the shares of Common Stock of the Company held of record by the undersigned on April 5, 2002, at the Annual Meeting of Shareholders of the Company to be held on May 28, 2002 (the "Annual Meeting") at 1:00 p.m. at Cepheid's principal executive offices, 904 Caribbean Drive Sunnyvale, California 94089 and any adjournments or postponements thereof.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

{X} Please mark votes as in this example

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF DIRECTION, THE SHARES WILL BE VOTED FOR THE PROPOSALS.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS RELATING TO THE ANNUAL MEETING.

1. To elect three Class III directors of the Company to serve on the Board of Directors for a three-year term. The Board of Directors intends to present the following nominees for election as directors:

Thomas L. Gutshall

Robert J. Easton

Hollings C. Renton

Vote FOR all the nominees (except as directed to the contrary) {_} Vote WITHHELD from all nominees {_}
INSTRUCTIONS: To withhold vote for any individual nominee, write the nominee's name in the space provided below:

2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.	For Against Abstain {_} {_} {_}

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT {_} MARK HERE IF YOU PLAN ON ATTENDING THE SHAREHOLDER MEETING {_}

Please sign exactly as name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please have an authorized officer sign and indicate the full corporate name. If a partnership, please sign in partnership name by an authorized person.

Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.

Signature:_________________ Date:__________ Print Name: _______________ _	Signature:_________________ Date:__________ Print Name: